Exhibit 10.11

HURON VALLEY STATE BANK
Stock Compensation Plan

STOCK OPTION AGREEMENT

        STOCK OPTION AGREEMENT, made this _____ day of _____________, 200___, between HURON VALLEY STATE BANK (herein called the “Bank”) and __________________________, a director or employee of the Bank (the “Grantee”), pursuant to the Huron Valley State Bank Stock Compensation Plan (herein called the “Plan”).

        IT IS AGREED AS FOLLOWS:

1.	Grant of Option

        Pursuant to the Plan and the terms of this Agreement, the Bank hereby grants to Grantee, an Eligible Director under the terms of the Plan, the option to purchase __________________ (________) shares of the Bank’s common stock.

2.	Purchase Price

        The purchase price of the shares covered by this option shall be Ten Dollars ($10.00) per share, which represents one hundred percent (100%) of the Fair Market Value of the Bank’s common stock on this date (“Grant Date”).

3.	Additional Terms

(a)	Exercise Period

        The Option may be exercised and Option Shares may be purchased at any time and from time to time on or after the first anniversary of the date of this Agreement and prior to the tenth anniversary of the date of this Agreement (“Exercise Period”), subject to the following:

        (1)        This Option may not be exercised after the earlier of (a) ninety (90) days after the date on which Grantee’s service as a director or employee terminates for reasons other than Death or Disability, (b) twelve (12) months after the date on which Grantee’s service as a director or employee terminates by reason of Death or Disability, or (c) the tenth anniversary of the Grant Date.

        (2)        On each date set forth below, this Option will vest and become exercisable with respect to the percentage of shares subject to this Option, as set forth opposite such date, if the Grantee is serving as a director or employee of the Bank or a Subsidiary at that time:

Date	Percent of Option Shares Vested to Date
____________, 2006	20%
____________, 2007	40%
____________, 2008	60%
____________, 2009	80%
____________, 2010	100%

If the Grantee ceases to be a director or employee of the Bank for any reason, then the Grantee shall forfeit this Option with respect to any shares not vested as of the date the Grantee ceases to be a director.

(b)	Required Exercise or Forfeiture

        Notwithstanding anything to the contrary in the Plan or this Option, the Grantee acknowledges and agrees that he or she will exercise or forfeit this Option if required to do so by the Bank. Pursuant to the Plan, the primary federal regulator of the Bank may direct the Bank to require such exercise or forfeiture if the capital of the Bank falls below the minimum capital required by applicable laws, rules and regulations.

(c)	Procedure for Exercise

        Subject to conditions of this Agreement, including the vesting requirements of paragraph 3(a)(4), the Option may be exercised at any time and from time to time during the Exercise Period in accordance with the vesting requirements by delivering written notice to the Bank, signed by the Grantee or Post-Death Representative, specifying the number of Option Shares to be purchased and accompanied by this Agreement.

(d)	Payment of Option Price

        The Option Price shall be paid in full either in cash or by check.

4.	Non-Transferability of Option

        Except as otherwise provided in this paragraph, this Option shall not be sold, pledged, assigned or transferred in any way, nor be assignable by operation of law or subject to execution, levy, attachment or similar process. Any attempted sale, pledge, assignment or other transfer of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without any effect. This Option may not be transferred if the transfer would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the transfer of this Option, the Bank may require the proposed transferee to make any representations and warranties to the Bank as the Bank may deem to be required by applicable law or regulation. In such event, the Option may not be transferred unless and until the Bank is satisfied with the correctness of any such representation and warranty. Moreover, the Bank, in its discretion, may postpone the transfer of this Option until completion of such stock exchange listing, or registration, or other qualification under any state and/or federal law, rule or regulation as the Bank may consider appropriate.

5.	Conformity with Plan

        The Option is intended to conform in all respects with and is subject to all applicable provisions of the Plan which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

6.	Service as a Director or Employee

        Grantee acknowledges that nothing in this Agreement or in the Plan imposes upon the Bank, its Board of Directors, or its shareholders any obligation to retain or elect the Grantee as director of the Bank or continue the employment of the Grantee for any period.

7.	Adjustments

        The Bank shall make appropriate and proportionate adjustments, to the number of Option Shares and the Option Price to reflect any stock dividend, stock split, or combination of shares, merger, consolidation, or other change in the capitalization of the Bank, as provided in Article 11 of the Plan. In the event of any such adjustment, all new, substituted, or additional securities or other property to which Grantee is entitled under the Option shall be included in the term “Option Shares.”

8.	Postponement of Delivery of Shares and Representations

        The Bank, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of this Option until completion of the registration, or other qualification of such shares under any state and/or federal law, rule, or regulation as the Bank may consider appropriate. The Bank may require any person exercising this Option to make such representations, including a representation that it is their intention to acquire Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. No Shares shall be issued unless the Bank is satisfied with the accuracy of any such representations.

9.	Rights as a Shareholder

        The Grantee shall have no rights as a shareholder with respect to any Option Shares until the Grantee becomes the holder of record of such shares.

10.	Further Actions

        The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

11.	Notice

        Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth in this Agreement or at such other address as such party may designate by ten day’s advance written notice to the other party.

12.	Successors and Assigns

        This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Bank and, subject to the restrictions on transfer set forth herein, be binding upon and inure to the benefit of Grantee’s heirs, personal representatives, successors, and permitted assigns.

13.	Governing Law

        This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of Michigan.

14.	Entire Agreement

        This Agreement constitutes the entire understanding between the Grantee and the Bank with respect to the Option Shares and supersedes all other agreements, whether written or oral, with respect to such Shares.

[Signatures appear on the following page.]

        IN WITNESS WHEREOF, this Stock Option Agreement has been executed as of the date first above written.

HURON VALLEY STATE BANK By: —————————————— David Blossey President

The undersigned hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement and hereby agrees to be bound by all provisions set forth herein and in the Plan.

GRANTEE —————————————— Signature —————————————— (Please print name) Address: —————————————— —————————————— ——————————————

Record of Exercise

Date	Number of Shares	Price Per Share	Shares Subject to Option After Exercise